ENTRÉE GOLD CLOSES PRIVATE PLACEMENT TO

RIO TINTO AND IVANHOE MINES

Vancouver, B.C., Thursday, July 7, 2005 - Entrée Gold Inc. (TSX-V: ETG – “Entrée”) announces that it has completed the private placement of 7,542,410 units at a price of CDN$2.20 per unit, for gross proceeds of CDN$16,593,302, originally announced June 20, 2005.

The financing was purchased by a subsidiary of Rio Tinto (NYSE: RTP; LSE: RIO.L; ASX: RIO.AX), Kennecott Canada Exploration Inc., (collectively, “Rio Tinto”), as to 6,306,921 units and, as to the remaining units, by Ivanhoe Mines Ltd. (NYSE: IVN; TSX: IVN – “Ivanhoe”), which exercised in full its pre-emptive right under its October 2004 Equity Participation and Earn-in Agreement with Entrée.

In addition, Ivanhoe has exercised previously issued share purchase warrants to acquire 4.6 million Entrée common shares and now holds 10,435,489 Entrée shares, representing approximately 16% of the Company’s issued shares.

Greg Crowe, Entrée’s President and CEO commented: “We are very pleased to have received this strong endorsement from Rio Tinto and Ivanhoe. This financing, together with the Ivanhoe warrant exercise, puts $22 million in our treasury and funds us to ramp up our independent exploration of our large land position surrounding Turquoise Hill and the Hugo North extension. We have a number of very prospective targets with surface gold and copper showings and look forward to investigating them aggressively.”

Each unit in the equity placement consisted of one common share and two share purchase warrants (an “A Warrant” and a “B Warrant”). Two A Warrants entitle the holder to purchase one additional common share of Entrée at a price of $2.75 for a period of two years. Two B Warrants entitle the holder to purchase one additional common share of Entrée at a price of $3.00 for a period of two years. The securities are subject to hold periods expiring on October 30, 2005, as to 5,665,730 units, and November 7, 2005, as to the remaining 1,876,680 units.

A cash finder’s fee of approximately $555,000 will be paid to Immoalp s.a., represented by Eborn & Associates International.

ABOUT ENTRÉE GOLD INC.

Entrée Gold Inc. (www.entreegold.com) is an exploration stage junior resource company engaged in the exploration of gold and copper prospects. The Company is a large landholder in Mongolia’s south Gobi Desert, near the Chinese border. Entrée maintains 100% interest in the 179,590 hectare Lookout Hill (Shivee Tolgoi) property which completely surrounds Ivanhoe’s 8,500 hectare Turquoise Hill (Oyu Tolgoi) holdings. Ivanhoe has an earn-in agreement with Entrée whereby Ivanhoe can earn up to an 80% interest in a project area covering approximately 22% (approximately 40,000 hectares) of Entrée’s Lookout Hill property by spending US$35 million on the project and financing Entrée’s subsequent share of project expenditures. The Company is a Tier 1 listed company that trades on the TSX Venture Exchange under the symbol “ETG”.

FURTHER INFORMATION

Primoris Group

Tel: 866-368-7330

Email: ETG@primorisgroup.com

or

Entrée Gold Inc.

Mona Forster, Business Manager

Tel: 604-687-4777

Website: www.entreegold.com

The TSX Venture Exchange does not accept responsibility for the adequacy or accuracy of this release.

This news release contains forward-looking statements. Forward-looking statements are statements which relate to future events. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are referred to the sections entitled “Risk Factors” in the Company’s periodic filings with the British Columbia Securities Commission, which can be viewed at www.SEDAR.com, and with the United States Securities and Exchange Commission, which can be viewed at www.SEC.gov.